EXHIBIT 1.2

WorldCom, Inc.
515 East Amite Street
Jackson, Mississippi   39201

March 26, 1997

Dear Sirs:

     Salomon Brothers Inc (the "Manager") understands that WorldCom, Inc., a Georgia corporation (the "Company"), proposes to issue and sell to the several underwriters named below (the "Underwriters") for which we are acting as Manager, $600,000,000 in aggregate principal amount of its 7.55% Senior Notes due 2004 , $1,100,000,000 in aggregate principal amount of its 7.75% Senior Notes due 2007 and $300,000,000 in aggregate principal amount of its 7.75% Senior Notes due 2027 (collectively, the "Offered Securities").

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell all of the Offered Securities, and each of the Underwriters named below agrees, severally and not jointly, to purchase the respective principal amount of Offered Securities set forth opposite its name below, at a purchase price of 98.959% of the principal amount of the 7.55% Senior Notes due 2004, 98.967% of the principal amount of the 7.75% Senior Notes due 2007 and 99.102% of the principal amount of the 7.75% Senior Notes due 2027, plus accrued interest, if any, from April 1, 1997 to the date of payment.

                                                                    PRINCIPAL
                                                                 AMOUNT OF 7.55%
                                                                   SENIOR NOTES
NAME                                                                 DUE 2004
-----                                                           ----------------

Salomon Brothers Inc                                              $276,000,000
Goldman, Sachs & Co.                                              $156,000,000
Credit Suisse First Boston                                        $ 84,000,000
NationsBanc Capital Markets, Inc.                                 $ 84,000,000
                                                                ----------------
          TOTAL                                                   $600,000,000
                                                                ----------------

                                                                     PRINCIPAL
                                                                 AMOUNT OF 7.75%
                                                                   SENIOR NOTES
NAME                                                                 DUE 2007
-----                                                           ----------------

Salomon Brothers Inc                                              $506,000,000
Goldman, Sachs & Co.                                              $286,000,000
Credit Suisse First Boston                                        $154,000,000
NationsBanc Capital Markets, Inc.                                 $154,000,000
                                                                ----------------
          TOTAL                                                 $1,100,000,000
                                                                ----------------

                                                                    PRINCIPAL
                                                                 AMOUNT OF 7.75%
                                                                  SENIOR NOTES
NAME                                                                DUE 2027
-----                                                           ----------------

Salomon Brothers Inc                                              $138,000,000
Goldman, Sachs & Co.                                              $ 78,000,000
Credit Suisse First Boston                                        $ 42,000,000
NationsBanc Capital Markets, Inc.                                 $ 42,000,000
                                                                ----------------
          TOTAL                                                   $300,000,000
                                                                ----------------

     The Underwriters will pay for such Offered Securities upon delivery thereof at the offices of Cleary, Gottlieb, Steen & Hamilton at 10:00 a.m. (New York time) on April 1, 1997, or at such other time, not later than 10:00 a.m. (New York time), on such other date as shall be jointly designated by the Manager and the Company.

     The Offered Securities shall have the terms set forth in the Prospectus dated March 26, 1997 (the "Prospectus"), and the Prospectus Supplement dated March 26, 1997 (the "Prospectus Supplement"), including the following:

                      NOTES DUE 2004          NOTES DUE 2007           NOTES DUE 2027
                   ----------------------  ----------------------  ------------------------

Interest Rate:              7.55%                  7.75%                     7.75%
 Principal Amount       $600,000,000          $1,100,000,000             $300,000,000
Coupon Dates       April 1 and October 1   April 1 and October 1    April 1 and October 1
 Maturity Date         April 1, 2004           April 1, 2007             April 1, 2027


                                       2

Redemption         In whole or in part at  In whole or in part at   In whole or in part at
                          any time                any time          any time after April 1,
                                                                             2009
Repurchase Option           No                      No              At the option of the
                                                                    Holder, in whole or in
                                                                    part, on April 1, 2009

     All communications with the Underwriters will be in writing and effective only upon receipt, and will be mailed, delivered or telegraphed and confirmed to them in care of Salomon Brothers Inc, Seven World Trade Center, New York, New York, 10048.

     All provisions of the document entitled WorldCom, Inc. Underwriting Agreement Standard Provisions dated March 26, 1997 (the "Standard Provisions") are herein incorporated by reference in their entirety and shall be deemed to be a part of this agreement to the same extent as if such provisions had been set forth in full herein.

     Please confirm your agreement by having an authorized officer sign a copy of this agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,

                                        Salomon Brothers Inc

                                        By:  /S/ Kilty T. Nolan
                                             -----------------------------------
                                             Name: Kilty T. Nolan
                                             Title: VP

                                         Acting severally on behalf of itself as
                                         Manager and Underwriter and on behalf
                                         of the other several Underwriters named
                                         above.

Accepted on the date set forth above:

WORLDCOM, INC.

By:  /S/ Scott D. Sullivan
     ---------------------------------
     Name: Scott D. Sullivan
     Title: CFO